Exhibit 10.9

PALVELLA THERAPEUTICS, INC.

2019 EQUITY INCENTIVE PLAN

SECTION 1.    Purpose; Definitions. The purposes of the Palvella Therapeutics, Inc. 2019 Equity Incentive Plan (the “Plan”) are to enable Palvella Therapeutics, Inc., a Delaware corporation (the “Company”), and its affiliated companies to (i) recruit and retain highly qualified employees, directors, consultants and other service providers, (ii) provide those employees, directors, consultants and other service providers with an incentive for productivity and (iii) provide those employees, directors, consultants and other service providers with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following initially capitalized words and phrases will be defined as set forth below:

(a)           “Affiliate” means any Person that directly or indirectly controls, or is controlled by, or is under common control with the Company (or its successors).

(b)           “Award” means a grant of Options, SARs, Restricted Stock, or Restricted Stock Units pursuant to the provisions of the Plan.

(c)           “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(d)           “Board” means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder pursuant to Section 2, references in the Plan to the “Board” will be deemed to also refer to that Committee in connection with matters to be performed by that Committee.

(e)           “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, (A) a felony or (B) any other crime that causes the Company or any of its Affiliates public disgrace or disrepute, or adversely affects the Company’s or any of its Affiliates’ operations or financial performance, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of employment; (iii) alcohol abuse or use of controlled drugs (other than in accordance with a physician’s prescription) that affects the performance of duties or the Company’s or any of its Affiliates’ operations; (iv) refusal, failure or inability to perform job functions to the reasonable satisfaction of the Board (other than due to a Disability), which failure, refusal or inability is not cured within 10 days after delivery of notice thereof; or (v) material breach of any agreement with or duty owed to the Company or any of its Affiliates. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

(f)            “Change of Control” means the occurrence of any of the following, in one transaction or a series of related transactions: (i) the sale, transfer, assignment or other disposition (including by merger or consolidation) of more than 50% of the voting power represented by the then outstanding capital stock of the Company, (ii) the sale or other disposition of substantially all the assets of the Company, (iii) the liquidation or dissolution of the Company, or (iv) any other similar transaction or event deemed by the Board to constitute a Change of Control for purposes of this Plan; provided, however, notwithstanding the foregoing, with respect to any Award issued under the Plan, which is subject to Section 409A of the Code, no transaction shall be deemed to be a Change in Control, unless such event would also be considered a “change in ownership or effective control of a corporation or in the ownership of a substantial portion of the assets of a corporation” under Section 409A(a)(2)(A)(v) of the Code and the regulations thereunder.

(g)           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(h)           “Committee” means a committee appointed by the Board in accordance with Section 2 of the Plan.

(i)            “Director” means a member of the Board.

(j)            “Disability” means a condition rendering a Participant Disabled.

(k)           “Disabled” will have the same meaning set forth in Section 22(e)(3) of the Code.

(l)            “Employee” means any person, including an officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of: (i) the Company; (ii) a “parent corporation” as defined in Section 424(e) of the Code; (iii) or “subsidiary corporation” as defined in Section 424(f) of the Code. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(m)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)           “Fair Market Value” means the value of a Share as determined by the Board in its sole and absolute discretion.

(o)           “Incentive Stock Option” means any Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(p)           “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(q)           “Option” means any option to purchase Shares (including Restricted Stock, if the Board so specifies in the applicable Award Agreement) granted pursuant to Section 5 hereof.

(r)            “Parent” means, in respect of the Company, a “parent corporation” as defined in Section 424(e) of the Code.

(s)           “Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its Affiliates to whom an Award is granted.

(t)            “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(u)           “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 8 hereof.

(v)           “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 9 hereof.

(w)          “SAR” means a stock appreciation right granted under the Plan and described in Section 6 hereof.

(x)           “Shares” means shares of the Company’s Non-Voting Common Stock.

(y)           “Subsidiary” means, in respect of the Company, a subsidiary company, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

SECTION 2. Administration. The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.

Subject to the requirements of the Company’s by-laws, certificate of incorporation and any other agreement that governs the appointment of Board committees, any Committee established under this Section 2 will be composed of not fewer than two members, each of whom will serve for such period of time as the Board determines; provided, however, that if the Company has a class of securities required to be registered under Section 12 of the Exchange Act, all members of any Committee established pursuant to this Section 2 will be Non-Employee Directors. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

Directors who are eligible for Awards or have received Awards may vote on any matters affecting the administration of the Plan or the grant of Awards, except that no such member will act upon the grant of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the grant of Awards to himself or herself.

The Board will have full authority to grant Awards under this Plan. In particular, subject to the terms of the Plan, the Board will have the authority:

(a)           to select the Persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 4);

(b)           to determine the type of Award to be granted to any Person hereunder;

(c)           to determine the number of Shares, if any, to be covered by each Award;

(d)           to establish the terms and conditions of each Award Agreement;

(e)           to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable;

(f)            to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement);

(g)           to accelerate the vesting or non-forfeitability of any Award;

(h)           to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan; and

(i)            to otherwise supervise the administration of the Plan.

All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

SECTION 3. Shares Subject to the Plan.

(a)           Shares Subject to the Plan. The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company. The maximum number of Shares that may be issued in respect of Awards under the Plan is 690,000, all of which may be issued in respect of Incentive Stock Options. The Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares.

(b)           Effect of the Expiration or Termination of Awards. If and to the extent that an Option or SAR expires, terminates or is canceled for any reason without having been exercised in full, the Shares associated with that Option or SAR will again become available for grant under the Plan. Similarly, if any Restricted Stock or Restricted Stock Unit is canceled or forfeited for any reason, the Shares subject to that Award will again become available for grant under the Plan. In addition, the delivery of any Share is withheld in settlement of a tax withholding obligation associated with an Award, or in satisfaction of the exercise price payable upon exercise of an Option, that Share will again become available for grant under the Plan. Finally, if any Award is settled for cash, the Shares subject thereto will again become available for grant under the Plan.

(c)           Other Adjustment. In the event of any recapitalization, reclassification, reorganization, merger, consolidation stock split or combination, stock dividend or other similar event or transaction affecting the Shares, equitable substitutions or adjustments will be made by the Board to (i) the aggregate number, class and/or issuer of the securities that may be issued under the Plan, (ii) to the number, class and/or issuer of securities subject to outstanding Awards, and (iii) to the exercise price of outstanding Options or SARs.

(d)           Change of Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change of Control of the Company or any of its Affiliates, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change of Control:

(i)            cause any or all outstanding Options or SARs to become vested and immediately exercisable, in whole or in part;

(ii)           cause any or all outstanding Restricted Stock or Restricted Stock Units to become non-forfeitable, in whole or in part;

(iii)          cause an unvested Award to be cancelled without consideration;

(iv)          after providing reasonable advance notice of the Change of Control, cancel any or all vested Options and SARs upon closing of the Change of Control to the extent not exercised prior to the closing of the Change of Control;

(v)           cancel any Option or SAR in exchange for a substitute award in a manner consistent with the principles of Treas. Reg. §1.424-1(a) or any successor rule or regulation (notwithstanding the fact that the original Award may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option);

(vi)          cancel any Restricted Stock or Restricted Stock Units in exchange for restricted stock or restricted stock units with respect to the capital stock of any successor corporation or its parent;

(vii)         cancel any Option or SAR in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option or SAR, multiplied by (B) the amount, if any, by which the Fair Market Value per Share on the date of the Change of Control exceeds the exercise price of that Option or SAR; provided, that if the Fair Market Value per Share on the date of the Change of Control does not exceed the exercise price of any such Option or SAR, the Board may cancel that Option or SAR without any payment of consideration therefor; or

(viii)        redeem any share of Restricted Stock or any Restricted Stock Unit in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value per Share on the date of the Change of Control.

In the discretion of the Board, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change of Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to consideration paid to equity holders of the Company in connection with that Change of Control.

SECTION 4.  Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, its Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

SECTION 5.  Options. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options. Any Option granted under the Plan will be in such form as the Board may at the time of such grant approve.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(a)           Option Price. The exercise price per Share purchasable under an Option will be determined by the Board at the time of grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or of a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(b)           Option Term. The term of each Option will be fixed by the Board, but no Incentive Stock Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or of a Subsidiary may not have a term of more than five years. No Option may be exercised by any Person after expiration of the term of the Option.

(c)           Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board.

(d)           Method of Exercise. Subject to the provisions of Section 5(c) and the termination provisions set forth in Section 7 and the termination and exercisability provisions of the applicable Award Agreement, Options may be exercised in whole or in part at any time and from time to time during the term of the Option, by the delivery of written notice of exercise by the Participant to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price and any withholding taxes associated with such exercise, either by certified or bank check, or such other means as the Board may accept.

No Shares will be issued upon exercise of an Option until full payment therefore has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until such Shares are issued and registered in the Optionee’s name. Notwithstanding anything herein to the contrary, the Company may delay the exercise of an Option for a reasonable period following receipt of notice of exercise from the Optionee until the Company has determined whether basis exists for Optionee’s termination of service for Cause.

(e)           Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f)            Termination of Service. Unless otherwise specified in the Award Agreement, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

(g)           Transferability of Options. Except as may otherwise be specifically determined by the Board with respect to a particular Option, no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and all Options will be exercisable, during the Participant’s lifetime, only by the Participant or, in the event of his Disability, by his personal representative.

SECTION 6.  Stock Appreciation Rights.

(a)           Nature of Award. Upon the exercise of a SAR, its holder will be entitled to receive an amount equal to the excess (if any) of: (i) the Fair Market Value of the Shares as to which the SAR is then being exercised, over (ii) the Fair Market Value of those Shares as of the date the SAR was granted (subject to adjustment in accordance with Section 3(c)). Such amount may be paid in either cash and/or Shares, as determined by the Board in its discretion.

(b)           Terms and Conditions. The Award Agreement evidencing any SAR will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(i)            Term of SAR. Unless otherwise specified in the Award Agreement, the term of a SAR will be ten years.

(ii)           Exercisability. SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Board at the time of grant.

(iii)          Method of Exercise. Subject to the exercisability and termination provisions set forth herein and in the applicable Award Agreement, SARs may be exercised in whole or in part from time to time during their term by delivery of written notice to the Company specifying the portion of the SAR to be exercised. Notwithstanding anything herein to the contrary, the Company may delay the exercise of a SAR for a reasonable period following receipt of notice of exercise from the holder thereof until the Company has determined whether basis exists for the holder’s termination of service for Cause.

(iv)          Termination of Service. Unless otherwise specified in the Award Agreement, SARs will be subject to the terms of Section 7 with respect exercise upon termination of employment or other service.

(v)           Non-Transferability. Except as may otherwise be specifically determined by the Board with respect to a particular SAR: (A) SARs may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution, and (B) during the Participant’s lifetime, SARs will be exercisable only by the Participant (or, in the event of the Participant’s Disability, by his personal representative).

SECTION 7.  Termination of Service. Unless otherwise specified by the Board with respect to a particular Option or SAR, any portion of an Option or SAR that is not exercisable upon termination of service will expire immediately and automatically upon such termination and any portion of an Option or SAR that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 7.

(a)           Termination by Reason of Death. If a Participant’s employment or service (as applicable) with the Company or any Affiliate terminates by reason of death, any Option or SAR held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of his or her death, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period ending (A) at such time as may be specified by the Board at or after the time of the Award, or (B) if not specified by the Board, then 12 months from the date of death, or (C) if sooner than the applicable period specified under (A) or (B) above, then upon the expiration of the stated term of such Option or SAR.

(b)           Termination by Reason of Disability. If a Participant’s employment or service (as applicable) with the Company or any Affiliate terminates by reason of Disability, any Option or SAR held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, for a period ending (A) at such time as may be specified by the Board at or after the time of grant, (B) if not specified by the Board, then 12 months from the date of termination of service, or (C) if sooner than the applicable period specified under (A) or (B) above, then upon the expiration of the stated term of such Option or SAR.

(c)           Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause (or the Participant resigns in anticipation of a termination for Cause): (i) any Option or SAR held by the Participant will immediately and automatically expire as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d)           Other Termination. If a Participant’s employment or service (as applicable) with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or SAR held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, for a period ending (A) at such time as may be specified by the Board at or after the time of grant, (B) if not specified by the Board, then 90 days from the date of termination of service (irrespective of the manner or timing of the termination and without regard to whether the service has been terminated with reasonable notice of termination), or (C) if sooner than the applicable period specified under (A) or (B) above, then upon the expiration of the stated term of such Option or SAR.

SECTION 8.  Restricted Stock.

(a)           Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards.

(b)           Awards and Certificates. The Award Agreement evidencing the grant of any Restricted Stock will contain such terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion. The purchase price for Restricted Stock may, but need not, be zero.

Any share certificate issued in connection with an Award of Restricted Stock will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by (i) this Plan, (ii) the Award Agreement, (iii) any shareholder, voting or similar agreement entered into by the stockholders of the Company, or (iv)by applicable law:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE PALVELLA THERAPEUTICS, INC. 2019 EQUITY INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN [THE PARTICIPANT] AND PALVELLA THERAPEUTICS, INC. (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN TRANSFER RESTRICTIONS, REPURCHASE RIGHTS, RIGHTS OF FIRST REFUSAL AND FORFEITURE CONDITIONS). COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF PALVELLA THERAPEUTICS, INC. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF PALVELLA THERAPEUTICS, INC.

Share certificates evidencing Restricted Stock will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Restricted Stock award, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c)           Restrictions and Conditions. Restricted Stock will be subject to the following restrictions and conditions, and any other restrictions and conditions set forth in the applicable Award Agreement.

(i)            During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Board may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.

(ii)           Except as provided in this Paragraph (ii) or the applicable Award Agreement, the Participant will have, with respect to the Restricted Stock, all of the rights of a holder of the Company’s Non-Voting Common Stock, including the right to receive any cash distributions or dividends. The Board, in its sole discretion, may require cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Board so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a). Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii)          Subject to the applicable provisions of the Award Agreement, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the Restriction Period, all of that Participant’s Restricted Stock which then remain subject to forfeiture will then be forfeited automatically.

(iv)          If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period (or if and when the restrictions applicable to Restricted Stock are removed pursuant to Section 3(d) or otherwise), any certificates for such Shares will be replaced with new certificates, without the restrictive legend applicable to such lapsed restrictions, and such new certificates will be promptly delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).

SECTION 9.   Restricted Stock Units. Restricted Stock Units may be granted hereunder, subject to such terms and conditions as the Board may impose. Each Restricted Stock Unit will represent the right to receive from the Company, after fulfillment of any applicable conditions, a distribution from the Company in an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in cash and/or Shares. Unless otherwise determined by the Board, Restricted Stock Units may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution. All other terms governing Restricted Stock Units, such as vesting, dividend equivalent rights, time and form of payment and termination of units shall be set forth in the applicable Award Agreement.

SECTION 10.  Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time, provided that no amendment, alteration or discontinuation will be made which would adversely change the terms of an outstanding Award, without that Participant’s consent.

SECTION 11.  General Provisions.

(a)           The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate. The certificate evidencing any Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and to comply with applicable securities laws. The prospective recipient of an Award will not have any rights with respect to such Award, unless and until such recipient has delivered to the Company an executed Award Agreement and has otherwise complied with the applicable terms and conditions of such Award.

(b)           All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Shares are then listed and any applicable securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c)           Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee or other service provider of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the service of any of its service providers at any time.

(d)           No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award, the Participant will pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. In the discretion of the Board, the minimum required withholding obligation with respect to an Award may be settled in Shares, including the Shares that are subject to that Award.

SECTION 12.  Effective Date of Plan. The Plan will become effective on the date that it is adopted by the Board; provided, however, that all Options intended to be Incentive Stock Options will automatically be converted into Non-Qualified Stock Options if the Plan is not approved by the Company’s stockholders within one year (365 days) of its adoption by the Board in a manner consistent with Treas. Reg. § 1.422-5.

SECTION 13.  Term of Plan. The Plan will continue in effect until terminated in accordance with Section 10.

SECTION 14.  Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

SECTION 15.  Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of Delaware without regard to the application of the principles of conflicts of laws.